EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

(g) THIS AGREEMENT is made as of the 30th  day of April, 2010

AMONG:

FORTRESS EXPLORATION, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 2101 Vista Parkway, Suite 4022, West Palm Beach, FL  33411 (“Fortress  Exploration”)

AND:

GREENWORLD INTERNATIONAL RESOURCES, LTD., a company formed pursuant to the laws of the Republic of Ireland and having an office for business located No. 1 Main Street, Blessington. Co. Wicklow, Republic of Ireland ("Greenworld ")

AND:

The shareholders of Greenworld, each of whom are set forth on the signature page of this Agreement (the "Greenworld  Interest holders")

WHEREAS:

A.           The Greenworld  Interest holders own all of the presently issued and outstanding membership interests of Greenworld;

B.           Fortress Exploration was incorporated on December 15, 1997 and became an SEC reporting company on December 14, 1999;

C.           The respective Boards of Directors of Fortress Exploration and Greenworld  deem it advisable and in the best interests of Fortress Exploration and Greenworld  that Greenworld  become a wholly owned subsidiary of Fortress Exploration (the “Acquisition”) pursuant to this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

(a)   Definitions

1.8   In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of Greenworld by Fortress Exploration pursuant to this Agreement;

(b)	“Acquisition Shares” means the 30,000,000 Fortress Exploration Common Shares to be issued to the Greenworld Interest holders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share exchange agreement among Fortress Exploration, Greenworld, and the Greenworld Interest holders;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)
“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than the 30th of April, 2010;

(f)
“Fortress Exploration Accounts Payable and Liabilities” means all accounts payable and liabilities of Fortress  Exploration, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Fortress Exploration pursuant to Fortress Exploration Financial Statements;

(g)	“Fortress Exploration Accounts Receivable” means all accounts receivable and other debts owing to Fortress Exploration, on a consolidated basis, as of December 31, 2009;

(h)
“Fortress Exploration Assets” means the undertaking and all the property and assets of the Fortress Exploration Business of every kind and description wheresoever situated including, without limitation, Fortress Exploration Equipment, Fortress Exploration Inventory, Fortress Exploration Material Contracts, Fortress Exploration Accounts Receivable, Fortress Exploration Cash, Fortress Exploration Intangible Assets and Fortress Exploration Goodwill, and all credit cards, charge cards and banking cards issued to Fortress  Exploration;

(i)	“Fortress Exploration Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Fortress Exploration relating to the Fortress Exploration Business;

(j)	“Fortress Exploration Business” means all aspects of any business conducted by Fortress Exploration;

(k)	“Fortress Exploration Cash” means all cash on hand or on deposit to the credit of Fortress Exploration on the Closing Date;

(l)	“Fortress Exploration Common Shares” means the shares of common stock in the capital of Fortress Exploration;

(m)	“Fortress Exploration Debt to Related Parties” means the debts owed by Fortress Exploration to any affiliate, director or officer of Fortress Exploration;

(n)	“Fortress Exploration Equipment” means all machinery, equipment, furniture, and furnishings used in the Fortress Exploration Business;

(o)
“Fortress Exploration Financial Statements” means, collectively, the audited consolidated financial statements of Fortress Exploration for the fiscal year ended December 31, 2009, together with the auditors' report thereon, true copies of which are attached as Schedule “A” hereto;

(p)
“Fortress Exploration Goodwill” means the goodwill of the Fortress Exploration Business including the right to all corporate, operating and trade names associated with the Fortress Exploration Business, or any variations of such names as part of or in connection with the Fortress Exploration Business, all books and records and other information relating to the Fortress Exploration Business, all necessary licenses and authorizations and any other rights used in connection with the Fortress Exploration Business;

(q)	“Fortress Exploration Insurance Policies” means the public liability insurance and insurance against loss or damage to the Fortress Exploration Assets and the Fortress Exploration Business;

(r)
“Fortress Exploration Intangible Assets" means all of the intangible assets of Fortress  Exploration, including, without limitation, Fortress Exploration Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Fortress Exploration and its subsidiaries;

(s)	“Fortress Exploration Inventory” means all inventory and supplies of the Fortress Exploration Business as of December 31, 2009;

(t)
“Fortress Exploration Material Contracts” means the burden and benefit of and the right, title and interest of Fortress Exploration in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Fortress Exploration or its subsidiaries are entitled whereunder Fortress Exploration are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(u)	“Place of Closing” means the offices of Guy Stewart, Jr., P.A. or such other place as Fortress Exploration and Greenworld may mutually agree upon;

(v)
“Greenworld  Accounts Payable and Liabilities” means all accounts payable and liabilities of Greenworld, due and owing or otherwise constituting a binding obligation of Greenworld  (other than a Greenworld  Material Contract) as set forth in the Greenworld  Financial Statements;

(w)	“Greenworld Accounts Receivable” means all accounts receivable and other debts owing to Greenworld, as set forth in the Greenworld Financial Statements;

(x)
“Greenworld  Assets” means the undertaking and all the property and assets of the Greenworld  Business of every kind and description wheresoever situated including, without limitation, Greenworld  Equipment, Greenworld  Inventory, Greenworld  Material Contracts, Greenworld  Accounts Receivable, Greenworld  Cash, Greenworld  Intangible Assets and Greenworld  Goodwill, and all credit cards, charge cards and banking cards issued to Greenworld;

(y)	“Greenworld Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Greenworld or relating to the Greenworld Business;

(z)	“Greenworld Business” means all aspects of the business conducted by Greenworld;

(aa)	“Greenworld Cash” means all cash on hand or on deposit to the credit of Greenworld on the Closing Date;

(bb)
“Greenworld  Debt to Related Parties” means the debts owed by Greenworld  and its subsidiaries to the Greenworld  Interest holders or to any family member thereof, or to any affiliate, director or officer of Greenworld  or the Greenworld  Interest holders as set forth in the Greenworld  Financial Statements;

(cc)	“Greenworld Equipment” means all machinery, equipment, furniture, and furnishings used in the Greenworld Business, including, without limitation, as set forth in the Greenworld Financial Statements;

(dd)	“Greenworld Financial Statements” means collectively, the audited financial statements of Greenworld for the period ended December 31, 2009, a true copy of which is attached as Schedule “B” hereto;

(ee)
“Greenworld  Goodwill” means the goodwill of the Greenworld  Business together with the exclusive right of Fortress Exploration to represent itself as carrying on the Greenworld  Business in succession of Greenworld  subject to the terms hereof, and the right to use any words indicating that the Greenworld  Business is so carried on including the right to use the name "Greenworld” or “Greenworld  International" or any variation thereof as part of the name of or in connection with the Greenworld  Business or any part thereof carried on or to be carried on by Greenworld, the right to all corporate, operating and trade names associated with the Greenworld  Business, or any variations of such names as part of or in connection with the Greenworld  Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Greenworld  Business, all necessary licenses and authorizations and any other rights used in connection with the Greenworld  Business;

(ff)
“Greenworld  Intangible Assets” means all of the intangible assets of Greenworld, including, without limitation, Greenworld  Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Greenworld  and its subsidiaries;

(gg)	“Greenworld Inventory” means all inventory and supplies of the Greenworld Business;

(hh)
“Greenworld  Material Contracts” means the burden and benefit of and the right, title and interest of Greenworld  in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Greenworld  is entitled in connection with the Greenworld  Business whereunder Greenworld  is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(ii)
“Greenworld  Related Party Debts” means the debts owed by the Greenworld  Interest holders or by any family member thereof, or by any affiliate, director or officer of Greenworld  or the Greenworld  Interest holders, to Greenworld  as described in the Greenworld  Financial Statements;

(jj)	“Greenworld Membership Interests” means all of the issued and outstanding membership interests of Greenworld;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.   Captions and Section Numbers

1.2          The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

2.   Section References and Schedules

1.3          Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Information concerning Fortress  Exploration

Schedule “A”                                Fortress Exploration Financial Statements

b. Information concerning Greenworld

Schedule “B”                                Greenworld  Financial Statements

Severability of Clauses

1.4           If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Membership Interests

2.1           The Greenworld  Interest holders hereby agree to sell to Fortress Exploration the Greenworld  Membership Interests in exchange for the Acquisition Shares on the Closing Date and to transfer to Fortress Exploration on the Closing Date a 100% undivided interest in and to the Greenworld  Membership Interests free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

1.2
The new shares to be issued to Greenworld shareholders will only be restricted under the SEC Rule 144 and will become free-trading after six months with an legal opinion following standard SEC regulations; and Fortress will issue 10 million Fortress shares for Greenworld=s entire share capital, and on completion Fortress will authorize a three-for-one forward split, increasing Greenworld=s shares to 30 million, and Fortress= shares will increase from 5,539,040 shares to 16,617,120 shares.  The three-for-one forward split does not affect the par value of the common stock.

The Greenworld  Interest holders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF FORTRESS  EXPLORATION

Representations and Warranties

3.1           Fortress Exploration hereby represents and warrants in all material respects to Greenworld  and the Greenworld  Interest holders, with the intent that Greenworld  and the Greenworld  Interest holders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Fortress Exploration - Corporate Status and Capacity

(a)
Incorporation. Fortress Exploration is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. Fortress Exploration conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. Fortress Exploration is duly authorized to carry on such business in the State of Delaware.  The nature of the Fortress Exploration Business does not require Fortress Exploration to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Fortress Exploration has the corporate power, capacity and authority to own the Fortress Exploration Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Fortress Exploration is required to file current reports with the Securities and Exchange Commission pursuant to section 13 of the Securities Exchange Act of 1934.  At present, Fortress Exploration is listed on the Over-the-Counter Bulletin Board under the symbol "FRXP";

Fortress Exploration - Capitalization

(e)
Authorized Capital. The authorized capital of Fortress Exploration consists of 49,990,000 Fortress Exploration Common Shares, $0.00005 par value, of which 5,539,040 Fortress Exploration Common Shares, are presently issued and outstanding and 10,000 shares of Fortress Exploration Preferred Shares, of which 0 are issued and outstanding;

(f)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, pre-emptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Fortress Exploration Common Shares or for the purchase, subscription or issuance of any of the un-issued shares in the capital of Fortress  Exploration;

Fortress Exploration - Records and Financial Statements

(g)
Charter Documents. The charter documents of Fortress Exploration and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Fortress  Exploration;

(h)
Corporate Minute Books. The corporate minute books of Fortress Exploration and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Fortress Exploration which required director or shareholder approval are reflected on the corporate minute books of Fortress Exploration and its subsidiaries. Fortress Exploration is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(i)
Fortress Exploration Financial Statements. The Fortress Exploration Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Fortress  Exploration, and the sales and earnings of the Fortress Exploration Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
Fortress Exploration Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Fortress Exploration which are not reflected in the Fortress Exploration Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Fortress Exploration Financial Statements, and Fortress Exploration has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.

(k)
Fortress Exploration Accounts Receivable. All the Fortress Exploration Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Fortress  Exploration, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Fortress Exploration as of December 31, 2009, are described in Schedule “A” hereto;

(l)
No Debt to Related Parties. Fortress Exploration will not, and on the Closing will not be, indebted to any affiliate, director, officer or any other party (including unrelated parties) of Fortress Exploration except accounts payable on account of bona fide business transactions of Fortress Exploration incurred in normal course of the Fortress Exploration Business, including employment agreements, none of which are more than 30 days in arrears;

(m)
No Related Party Debt to Fortress Exploration. No director or officer or affiliate of Fortress Exploration is now indebted to or under any financial obligation to Fortress Exploration or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(n)
No Dividends. No dividends or other distributions on any shares in the capital of Fortress Exploration have been made, declared or authorized since the date of Fortress Exploration Financial Statements;

(o)
No Payments. No payments of any kind have been made or authorized since the date of the Fortress Exploration Financial Statements to or on behalf of officers, directors, shareholders or employees of Fortress Exploration or its subsidiaries or under any management agreements with Fortress Exploration or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Fortress Exploration;

(q)	No Adverse Events. Since the date of the Fortress Exploration Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of Fortress  Exploration, its liabilities or the Fortress Exploration Assets or any damage, loss or other change in circumstances materially affecting Fortress  Exploration, the Fortress Exploration Business or the Fortress Exploration Assets or Fortress  Exploration= right to carry on the Fortress Exploration Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Fortress  Exploration, the Fortress Exploration Business or the Fortress Exploration Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Fortress Exploration to any of Fortress  Exploration= officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Fortress Exploration Business has been and continues to be carried on in the ordinary course,

(v)	Fortress Exploration has not waived or surrendered any right of material value,

(vi)	Fortress Exploration has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Fortress Exploration - Income Tax Matters

(r)
Tax Returns. All tax returns and reports of Fortress Exploration required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Fortress Exploration and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(s)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Fortress Exploration or its subsidiaries.  Fortress Exploration is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Fortress Exploration - Applicable Laws and Legal Matters

(t)
Licenses. Fortress Exploration and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Fortress Exploration Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Fortress Exploration Business;

(u)
Applicable Laws. Neither Fortress Exploration nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Fortress Exploration Business, and neither Fortress Exploration nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Fortress Exploration Business;

(v)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Fortress  Exploration, the Fortress Exploration Business, or any of the Fortress Exploration Assets nor does Fortress Exploration have any knowledge of any deliberate act or omission of Fortress Exploration or its subsidiaries that would form any material basis for any such action or proceeding;

(w)
No Bankruptcy. Fortress Exploration has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Fortress Exploration and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Fortress  Exploration;

(x)
Labor Matters. Fortress Exploration is not a party to any collective agreement relating to the Fortress Exploration Business with any labor union or other association of employees and no part of the Fortress Exploration Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Fortress  Exploration, has made any attempt in that regard;

(y)
Finder's Fees. Fortress Exploration is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(z)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Fortress  Exploration;

(aa)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of Fortress Exploration or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Fortress Exploration is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Fortress Exploration Material Contracts, or any right or rights enjoyed by Fortress Exploration,

(iii)	result in any alteration of Fortress Exploration= obligations under any agreement to which Fortress Exploration is a party including, without limitation, the Fortress Exploration Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Fortress Exploration Assets,

(v)	result in the imposition of any tax liability to Fortress Exploration relating to the Fortress Exploration Assets, or

(vi)	violate any court order or decree to which either Fortress Exploration is subject;

The Fortress Exploration Assets - Ownership and Condition

(bb)
Business Assets. The Fortress Exploration Assets comprise all of the property and assets of the Fortress Exploration Business, and no other person, firm or corporation owns any assets used by Fortress Exploration in operating the Fortress Exploration Business, whether under a lease, rental agreement or other arrangement;

(cc)
Title. Fortress Exploration is the legal and beneficial owner of the Fortress Exploration Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(dd)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Fortress Exploration Assets;

(ee)
Fortress Exploration Insurance Policies. Fortress Exploration does not maintain any public liability insurance or insurance against loss or damage to the Fortress Exploration Assets and the Fortress Exploration Business;

(ff)
No Default. There has not been any default in any material obligation of Fortress Exploration or any other party to be performed under any of the Fortress Exploration Material Contracts, each of which is in good standing and in full force and effect and un-amended, and Fortress Exploration is not aware of any default in the obligations of any other party to any of the Fortress Exploration Material Contracts;

(gg)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Fortress  Exploration. Fortress Exploration is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Fortress Exploration Assets - Fortress Exploration Equipment

(hh)	Fortress Exploration Equipment. The Fortress Exploration Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Fortress Exploration Assets - Fortress Exploration Goodwill and Other Assets

(ii)
Fortress Exploration Goodwill. Fortress Exploration does not carry on the Fortress Exploration Business under any other business or trade names. Fortress Exploration does not have any knowledge of any infringement by Fortress Exploration of any patent, trademarks, copyright or trade secret;

The Fortress Exploration Business

(jj)
Maintenance of Business. Since the date of the Fortress Exploration Financial Statements, Fortress Exploration has not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(kk)
Subsidiaries. Fortress Exploration does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Fortress Exploration - Acquisition Shares

(ll)
Acquisition Shares. The Acquisition Shares when delivered to the Greenworld  Interest holders pursuant to the Acquisition shall be validly issued and outstanding as fully paid shares and the Acquisition Shares shall be transferable upon the books of Fortress  Exploration, in all cases subject to the provisions and restrictions of all applicable securities laws.

1.      Non-Merger and Survival

3.2    The representations and warranties of Fortress Exploration contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Greenworld  or the Greenworld  Interest holders, the representations and warranties of Fortress Exploration shall survive the Closing.

2.

3.      Indemnity

3.3    Fortress Exploration agrees to indemnify and save harmless Greenworld  and the Greenworld  Interest holders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Fortress Exploration to defend any such claim), resulting from the failure to disclose the existence of any material liability or the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Fortress Exploration to Greenworld  or the Greenworld  Interest holders hereunder.

ARTICLE 4
COVENANTS OF FORTRESS  EXPLORATION

Covenants

4.1           Fortress Exploration covenants and agrees with Greenworld  and the Greenworld  Interest holders that it will:

(a)
Conduct of Business. Until the Closing, conduct the Fortress Exploration Business diligently and in the ordinary course consistent with the manner in which the Fortress Exploration Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the Fortress Exploration Business and the Fortress Exploration Assets and, without limitation, preserve for Greenworld  Fortress  Exploration=s and its subsidiaries= relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give Greenworld, the Greenworld  Interest holders, and their representatives full access to all of the properties, books, contracts, commitments and records of Fortress  Exploration, and furnish to Greenworld, the Greenworld  Interest holders and their representatives all such information as they may reasonably request; and

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Fortress Exploration Assets notwithstanding the change in control of Greenworld  arising from the Acquisition.

Authorization

4.2           Fortress Exploration hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Fortress Exploration and its subsidiaries to release any and all information in their possession respecting Fortress Exploration and its subsidiaries to the Greenworld  Interest holders. Fortress Exploration shall promptly execute and deliver to the Greenworld  Interest holders any and all consents to the release of information and specific authorizations which the Greenworld  Interest holders reasonably requires to gain access to any and all such information.

Survival

4.3           The covenants set forth in this Article shall survive the Closing for the benefit of Greenworld  and the Greenworld  Interest holders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE GREENWORLD  INTEREST HOLDERS

Representations and Warranties

5.1           The Greenworld  Interest holders hereby jointly and severally represent and warrant in all material respects to Fortress  Exploration, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Greenworld  - Company Status and Capacity

(a)	Formation. Greenworld is a corporation duly incorporated and validly subsisting under the laws of the Republic of Ireland and in good standing;

(b)
Carrying on Business. Greenworld  carries on the Greenworld  Business primarily in the Republic of Ireland and carries on material business activity in other jurisdiction. For the purpose of carbon trading, Greenworld has (a) qualified and registered with the German Carbon Emissions Trading authority, and (b) may be required to register for business and VAT purposes with the German tax authorities and the relevant Chamber of Commerce;

(c)	Legal Capacity. Greenworld has the legal power, capacity and authority to own Greenworld Assets, to carry on the Business of Greenworld and to enter into and complete this Agreement;

Greenworld  - Capitalization

(d)
Ownership of Greenworld  Membership Interests.  Payment for shares by Brid Heinl, Dhiraj Makwana, Gerard Burke, and Deborah Burke are deferred and are carried as debtors in the Greenworld financial statements;

(e)
Options, Warrants or Other Rights. No person, firm or corporation has any agreement, option, warrant, pre-emptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Greenworld  Membership Interests held by the Greenworld  Interest holders or for the purchase, subscription or issuance of any of the un-issued membership interests in the capital of Greenworld;

(f)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Greenworld Membership Interests contained in the charter documents of Greenworld or under any agreement;

Greenworld  - Records and Financial Statements

(g)	Charter Documents. The charter documents of Greenworld have been amended to reflect the Company=s new name: Greenworld International Resources, Ltd.;

(h)
Minute Books. The minute books of Greenworld  are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Greenworld  which required director or shareholder approval are reflected on the corporate minute books of Greenworld . Greenworld  is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(i)
Greenworld  Financial Statements. The Greenworld  Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Greenworld  as of the date thereof, and the sales and earnings of the Greenworld  Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
Greenworld  Accounts Payable and Liabilities. Greenworld is indebted to Europa International Ltd. in the amount of i101,878, plus a further advance made on the 15th of February, 2010 of i15,000, plus is due to make a further advance of $15,000 USD on or about the 15th of March, 2010.  All sums advanced are for the purpose of completing the refurbishment of the Kampala (Uganda) pharmaceutical facility and the obtaining of licenses from the Ugandan National Drug Authority.

(k)
Greenworld  Accounts Receivable. All the Greenworld  Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Greenworld  Interest holders, any claim by the obligor for set-off or counterclaim.  Without limiting the generality of the foregoing, all accounts receivable of Greenworld  as of December 31, 2009, are described in Schedule “B” hereto;

(l)
No Debt to Related Parties. Greenworld  is not and on Closing will not be, indebted to the Greenworld  Interest holders nor to any family member thereof, nor to any affiliate, director or officer of Greenworld  or the Greenworld  Interest holders except accounts payable on account of bona fide business transactions of Greenworld  incurred in normal course of Greenworld  Business, including employment agreements with the Greenworld  Interest holders, none of which are more than 30 days in arrears;

(m)	Party Debt to Greenworld . Payment for shares by Brid Heinl, Dhiraj Makwana, Gerard Burke, and Deborah Burke are deferred and are carried as debtors in the Greenworld financial statements;

(n)	No Dividends. No dividends or other distributions on any membership interests in the capital of Greenworld have been made, declared or authorized since the date of the Greenworld Financial Statements;

(o)	Payments. Leo J. Heinl and Wolfgang Heinl are governed by a performance consultancy contract;

(p)
No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Greenworld, except as set forth in the Greenworld  Financial Statements;

(q)	No Adverse Events. Since December 31, 2009:

(i)
there has not been any material adverse change in the consolidated financial position or condition of Greenworld, its liabilities or the Greenworld  Assets or any damage, loss or other change in circumstances materially affecting Greenworld, the Greenworld  Business or the Greenworld  Assets or Greenworld =s right to carry on the Greenworld  Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Greenworld, the Greenworld Business or the Greenworld Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Greenworld  to the Greenworld  Interest holders or to any of Greenworld 's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Greenworld Business has been and continues to be carried on in the ordinary course,

(v)	Greenworld has not waived or surrendered any right of material value,

(vi)	Greenworld has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	capital expenditures in the ordinary course of business may become necessary;

Greenworld  - Income Tax Matters

(a)
Tax Returns. All tax returns and reports of Greenworld  required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Greenworld  or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(b)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Greenworld . Greenworld  is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Greenworld  - Applicable Laws and Legal Matters

(c)
Licenses. Greenworld  holds all licenses and permits as may be requisite for carrying on the Greenworld  Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Greenworld  Business;

(d)
Applicable Laws. Greenworld  has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the Greenworld  Business, and, to the knowledge of the Greenworld  Interest holders, Greenworld  is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Greenworld  Business;

(e)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Greenworld, the Greenworld  Business, or any of the Greenworld  Assets, nor do the Greenworld  Interest holders have any knowledge of any deliberate act or omission of Greenworld  that would form any material basis for any such action or proceeding;

(f)
No Bankruptcy. Greenworld  has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Greenworld  and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Greenworld;

(g)
Labor Matters. Greenworld  is not party to any collective agreement relating to the Greenworld  Business with any labor union or other association of employees and no part of the Greenworld  Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Greenworld  Interest holders, has made any attempt in that regard;

(h)
Finder's Fees. Greenworld  is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(i)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Greenworld;

(j)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of Greenworld or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Greenworld is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Greenworld Material Contracts, or any right or rights enjoyed by Greenworld,

(iii)	result in any alteration of Greenworld 's obligations under any agreement to which Greenworld is a party including, without limitation, the Greenworld Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Greenworld Assets,

(v)	result in the imposition of any tax liability to Greenworld relating to Greenworld Assets or the Greenworld Membership Interests, or

(vi)	violate any court order or decree to which either Greenworld is subject;

Greenworld  Assets - Ownership and Condition

(k)
Business Assets. The Greenworld  Assets are comprised of a 30% interest in NEC Healthworld (Uganda), the other shareholders are National Enterprise Corporation with a 20% interest therein and Applied Industrial Development, Ltd. with a 50% interest therein;

(l)
Title. Greenworld  is the legal and beneficial owner of the Greenworld  Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “C” hereto;

(m)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Greenworld Assets;

(n)
Greenworld  Insurance Policies. Greenworld is currently not required to insure assets for risk and public liability.  Should the need arise for such insurance coverage, Greenworld will obtain the necessary coverage;

(o)	Greenworld Material Contracts. The Greenworld Material Contracts listed in Schedule “D” constitute all of the material contracts of Greenworld;

(p)
No Default. There has not been any default in any material obligation of Greenworld  or any other party to be performed under any of Greenworld  Material Contracts, each of which is in good standing and in full force and effect and un-amended (except as disclosed in Schedule “R”), and Greenworld  is not aware of any default in the obligations of any other party to any of the Greenworld  Material Contracts;

(q)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Greenworld .  Greenworld  is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Greenworld  Assets - Greenworld  Equipment

(r)	Greenworld Equipment. The Greenworld Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Greenworld  Assets - Greenworld  Goodwill and Other Assets

(s)
Greenworld  Goodwill. Greenworld  carries on the Greenworld  Business only under the name "Greenworld International Resources, Ltd.".  Greenworld is related to “Healthworld Technologies PLC” and to “Healthworld International Consultants, Ltd”. The Greenworld  Interest holders do not have any knowledge of any infringement by Greenworld  of any patent, trademark, copyright or trade secret;

The Business of Greenworld

(t)
Maintenance of Business. Since the date of the Greenworld  Financial Statements, the Greenworld  Business has been carried on in the ordinary course and Greenworld  has not entered into any material agreement or commitment except in the ordinary course;

1.   Non-Merger and Survival

5.2          The representations and warranties of Greenworld  contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Fortress  Exploration, the representations and warranties of Greenworld  shall survive the Closing.

ARTICLE 6
COVENANTS OF GREENWORLD  AND
THE GREENWORLD  INTEREST HOLDERS

Covenants

6.1   Greenworld  and the Greenworld  Interest holders covenant and agree with Fortress Exploration that they will:

(q)
Conduct of Business. Until the Closing, conduct the Greenworld  Business diligently and in the ordinary course consistent with the manner in which the Greenworld  Business generally has been operated up to the date of execution of this Agreement;

(r)
Preservation of Business.  Until the Closing, use their best efforts to preserve the Greenworld  Business and the Greenworld  Assets and, without limitation, preserve for Fortress Exploration Healthworld=s relationships with their suppliers, customers and others having business relations with them;

(s)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Greenworld  Assets, including the Greenworld  Material Contracts, notwithstanding the change in control of Greenworld  arising from the Acquisition;

Authorization

6.2           Greenworld  hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Greenworld  to release any and all information in their possession respecting Greenworld  to Fortress  Exploration, including, but not limited to the Securities and Exchange Commission ("SEC") and the Financial Industry Regulatory Authority ("FIRA").  Greenworld  shall promptly execute and deliver to Fortress Exploration any and all consents to the release of information and specific authorizations which Fortress Exploration reasonably require to gain access to any and all such information.

Survival

6.3           The covenants set forth in this Article shall survive the Closing for the benefit of Fortress  Exploration.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Fortress  Exploration

7.1           Fortress  Exploration=s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

all documents or copies of documents required to be executed and delivered to Fortress Exploration hereunder will have been so executed and delivered;

all of the terms, covenants and conditions of this Agreement to be complied with or performed by Greenworld  or the Greenworld  Interest holders at or prior to the Closing will have been complied with or performed;

title to the Greenworld  Membership Interests held by the Greenworld  Interest holders and to the Greenworld  Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the Greenworld  Membership Interests shall be duly transferred to Fortress  Exploration;

subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Greenworld, its liabilities or the Greenworld  Assets or any damage, loss or other change in circumstances materially and adversely affecting Greenworld, the Greenworld  Business or the Greenworld  Assets or Greenworld 's right to carry on the Greenworld  Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Greenworld  or the Greenworld  Business (whether or not covered by insurance) materially and adversely affecting Greenworld, the Greenworld  Business or the Greenworld  Assets;

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(i)	the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of Greenworld;

(j)
on or prior to the Closing Date, Greenworld  and/or the Greenworld  Interest holders shall have acquired all of the membership interests held by Greenworld  Interest holders that are not participating in this Agreement so that Fortress Exploration shall acquire 100% of the presently issued and outstanding Greenworld  Membership Interests; and

(k)	on or prior to the Closing Date, Greenworld shall have delivered the Greenworld Financial Statements.

Waiver by Fortress  Exploration

7.2           The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Fortress Exploration and any such condition may be waived in whole or in part by Fortress Exploration at or prior to the Closing by delivering to Greenworld  a written waiver to that effect signed by Fortress  Exploration. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Fortress Exploration shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Greenworld  and the Greenworld  Interest holders

7.3           The obligations of Greenworld  and the Greenworld  Interest holders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Greenworld hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Fortress Exploration at or prior to the Closing will have been complied with or performed;

(c)
Fortress Exploration will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to Greenworld  at the Closing and the Acquisition Shares will be registered on the books of Fortress Exploration in the name of the holder of Greenworld  Membership Interests at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

any material adverse change in the financial position or condition of Fortress  Exploration, its subsidiaries, their liabilities or the Fortress Exploration Assets or any damage, loss or other change in circumstances materially and adversely affecting Fortress  Exploration, the Fortress Exploration Business or the Fortress Exploration Assets or Fortress  Exploration= right to carry on the Fortress Exploration Business, other than changes in the ordinary course of business, none of which has been materially adverse, or any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Fortress Exploration or the Fortress Exploration Business (whether or not covered by insurance) materially and adversely affecting Fortress  Exploration, its subsidiaries, the Fortress Exploration Business or the Fortress Exploration Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of Fortress Exploration;

(l)	each of the directors and officers of Fortress Exploration shall have resigned as directors and/or officers of Fortress Exploration;

(m)	Leo J. Heinl shall have been appointed as the Chairman of the Board of the Board of Directors of Fortress Exploration.

Waiver by Greenworld  and the Greenworld  Interest holders

7.4           The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Greenworld  and the Greenworld  Interest holders and any such condition may be waived in whole or in part by Greenworld  or the Greenworld  Interest holders at or prior to the Closing by delivering to Fortress Exploration a written waiver to that effect signed by Greenworld  and the Greenworld  Interest holders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Greenworld  and the Greenworld  Interest holders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5           The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6           Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before the 30th of April, 2010 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Greenworld  and Fortress Exploration and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Fortress Exploration will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Fortress  Exploration=s filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of Greenworld

8.1           If any material loss or damage to the Greenworld  Business occurs prior to Closing and such loss or damage, in Fortress  Exploration's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Fortress Exploration shall, within two (2) days following any such loss or damage, by notice in writing to Greenworld, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Fortress  Exploration' obligations to carry out the transactions contemplated hereby, be vested in Greenworld  or otherwise adequately secured to the satisfaction of Fortress Exploration on or before the Closing Date.

Material Change in the Fortress Exploration Business

8.2           If any material loss or damage to the Fortress Exploration Business occurs prior to Closing and such loss or damage, in Greenworld 's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Greenworld  shall, within two (2) days following any such loss or damage, by notice in writing to Fortress  Exploration, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Greenworld 's obligations to carry out the transactions contemplated hereby, be vested in Fortress Exploration or otherwise adequately secured to the satisfaction of Greenworld  on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1           The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing, in Dublin, Republic of Ireland, on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Greenworld

9.2           On or before the Closing, Greenworld  and the Greenworld  Interest holders will deliver or cause to be delivered to Fortress  Exploration:

(a)
copies of the charter documents of Greenworld, including amendments thereof, and all corporate records documents and instruments of Greenworld, the corporate seal of Greenworld  and all books and accounts of Greenworld, and statutory instruments shall remain with the Irish registered office as required by Irish Company Law;

(b)	certified copies of such resolutions and minutes of the shareholders and directors of Greenworld as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	an acknowledgement from Greenworld and the Greenworld Interest holders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(d)
the certificatesor other evidence of ownership of the Greenworld  Membership Interests, together with such other documents or instruments required to effect transfer of ownership of the Greenworld  Membership Interests to Fortress  Exploration; and

(e)	such other documents as Fortress Exploration may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Fortress  Exploration

9.3           On or before the Closing, Fortress Exploration shall deliver or cause to be delivered to Greenworld  and the Greenworld  Interest holders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Greenworld Common Stock;

(b)	certified copies of such resolutions of the directors of Fortress Exploration as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)
a certified copy of a resolution of the directors of Fortress Exploration dated as of the Closing Date appointing the nominees of Greenworld  as officers of Fortress Exploration and appointing the nominees of the Greenworld  Interest holders to the board of directors of Fortress  Exploration;

(d)	resignations of all of the officers of Fortress Exploration as of the Closing Date;

(e)	resignations of all of the directors of Fortress Exploration as of the Closing Date, dated subsequent to the resolution described in (d), above;

(f)	an acknowledgement from Fortress Exploration of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(g)	certificate or incorporation and good standing certificate of Fortress Exploration; and

(h)	such other documents as Greenworld may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Fortress  Exploration, Greenworld  and the Greenworld  Interest holders, as the case may be, agree to use all their best efforts to:

(a)
leave the name of Fortress Exploration unchanged, and the name of Healthworld International Services, Ltd. has changed its name to Greenworld International Resources, Ltd., or such other name as determined by the Board of Directors of Fortress  Exploration.

(b)
Complete a 3-for-1 forward-split of the issued and outstanding common stock of Fortress Exploration (by way of a mandatory exchange of certificates), resulting 16,617,120 shares of common stock of Fortress Exploration issued and outstanding (based upon a total of 5,539,040 shares of common stock of Fortress Exploration issued and outstanding immediately following the Closing and after giving effect to the issuance of the Acquisition Shares).

(c)	Increase the number of shares of common stock which Fortress Exploration is authorized to issue to 300,000,000 shares;

(d)	issue a news release reporting the Closing;

(e)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement with audited financial statements of Company as well as any required pro forma financial information or other information of Company as required by the rules and regulations of the Securities and Exchange Commission;

(f)
file with the Securities and Exchange Commission a report on Form 14f disclosing the change in control of Company and, 10 days after such filing, date the resolution appointing to the board of directors of the Company Leo J. Heinl, forthwith date and accept the resignation of Petrie DuRand as Director of the Company.

ARTICLE 11
GENERAL PROVISIONS

1.       Arbitration

11.1           The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Dublin, Republic of Ireland.

Notice

11.2           Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3           The address for service of notice of each of the parties hereto is as follows:

Fortress Exploration:

2101 Vista Parkway
Suite 4022
West Palm Beach, Florida 33411

Greenworld or the Greenworld Interest holders:

No. 1 Main Street
Blessington.
Co. Wicklow,
Republic of Ireland

Change of Address

11.4           Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5           Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6           Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7           The provisions contained herein constitute the entire agreement among Greenworld, the Greenworld  Interest holders and Fortress Exploration respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Greenworld, the Greenworld  Interest holders and Fortress Exploration with respect to the subject matter hereof.

Enurement

11.8           This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9           This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10         This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11         This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in Miami, Florida with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect either party=s right to serve process in any other manner permitted by law.  All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

FORTRESS  EXPLORATION, INC.

By:_ _________________________
Name:
Title:

GREENWORLD INTERNATIONAL RESOURCES, LTD.

By:_ _________________________
Name:
Title:

INTEREST HOLDERS OF GREENWORLD INTERNATIONAL RESOURCES, LTD.

______________________________
Name:
Number of Interests:

______________________________
Name:
Number of Interests:

______________________________
Name:
Number of Interests:

______________________________
Name:
Number of Interests:

Schedule A

Fortress Exploration Financial Statements

Schedule B

Greenworld International Resources, Ltd.  Financial Statements

(a) Schedule C

Greenworld Assets

(b) Schedule D

Greenworld Material Contracts